UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018 (March 1, 2018)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

PRESIDENT PLACE, 4TH FLOOR, CNR. JAN SMUTS AVENUE AND BOLTON ROAD
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Alexander M. R. Smith as Chief Financial Officer and Director

On March 1, 2018, Mr. Smith’s appointment as Chief Financial Officer of Net 1 UEPS Technologies, Inc. (the “Company”), which was previously disclosed on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 1, 2017, became effective. On that same date, the board of directors of the Company appointed Mr. Smith as a director of the Company, for a term that will expire at the Company’s next annual meeting of shareholders.

Agreements with Mr. Smith

Mr. Smith and the Company entered into an employment agreement and a restrictive covenants agreement, which became effective on March 1, 2018. In addition, Mr. Smith and Net1 Applied Technologies South Africa Proprietary Limited entered into a contract of employment (“SA Employment Contract”) and a restrictive covenants agreement, which also became effective on March 1, 2018. Mr. Smith will receive an annual base salary of $375,000, which will be paid in South African Rand (“ZAR”) and a signing bonus of ZAR 3,000,000. Mr. Smith received 22,817 shares of restricted stock, of which 11,409 will vest on March 1, 2019, and 11,408 will vest on March 1, 2020, subject to his continued employment. Mr. Smith will be eligible to receive an annual bonus/cash incentive award, subject to the remuneration committee’s determination of the qualitative and quantitative components of such award. In addition, Mr. Smith will be eligible to participate in and receive awards under the Company’s 2015 Amended and Restated Stock Incentive Plan with the terms and conditions of any such awards subject to the discretion of the remuneration committee. The employment agreement provides that Mr. Smith is an at-will employee and his SA Employment Contract provides that either party may terminate the agreement with three months notice.

There are no family relationships between Mr. Smith and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Smith that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the agreements with Mr. Smith does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.80 - 10.83 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.80	Contract of Employment, effective March 1, 2018, between Net1 Applied Technologies South Africa Proprietary Limited and Alexander Michael Ramsay Smith
10.81	Restrictive Covenants Agreement, effective March 1, 2018, between Net1 Applied Technologies South Africa Proprietary Limited and Alexander Michael Ramsay Smith
10.82	Employment Agreement, effective March 1, 2018, between Net 1 UEPS Technologies, Inc. and Alexander Michael Ramsay Smith
10.83	Restrictive Covenants Agreement, effective March 1, 2018, between Net 1 UEPS Technologies, Inc. and Alexander Michael Ramsay Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: March 1, 2018	By:	/s/ Herman G. Kotzé
	Name:	Herman G. Kotzé
	Title:	Chief Executive Officer